UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2020 (September 23, 2020)

Owl Rock Capital Corporation II

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01219	47-5416332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue, 38th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 419-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 2.02      Results of Operations and Financial Condition

On September 23, 2020, Owl Rock Capital Corporation II (the “Company”) increased its public offering price from $9.21 per share to $9.24 per share. The increase in the public offering price will be effective as of the Company’s September 23, 2020 weekly closing and first applied to subscriptions in good order from September 17, 2020 through September 23, 2020.

In accordance with the Company’s previously disclosed share pricing policy, the Company determined that an increase in the public offering price per share was warranted following an increase in the Company’s net asset value per share to $8.78 as of September 23, 2020. As a result of the increase in the Company’s public offering price, the maximum sales load and net proceeds per share will be approximately $0.46 per share and $8.78 per share, respectively.

On September 23, 2020, the Company’s board of directors (the “Board”) declared regular weekly cash distributions for October 2020 through December 2020. The regular weekly cash distributions, each in the gross amount of $0.011580 per share, will be payable monthly to stockholders of record as of the weekly record dates set forth below.

Record Date	Payment Date	Gross Distribution Amount
10/6/2020	10/28/2020	$0.011580
10/13/2020	10/28/2020	$0.011580
10/20/2020	10/28/2020	$0.011580
10/27/2020	10/28/2020	$0.011580
11/3/2020	11/25/2020	$0.011580
11/10/2020	11/25/2020	$0.011580
11/17/2020	11/25/2020	$0.011580
11/24/2020	11/25/2020	$0.011580
12/1/2020	12/30/2020	$0.011580
12/8/2020	12/30/2020	$0.011580
12/15/2020	12/30/2020	$0.011580
12/22/2020	12/30/2020	$0.011580
12/29/2020	12/30/2020	$0.011580

Certain Information About Distributions

The determination of the tax attributes of the Company’s distributions will be made annually as of the end of the Company’s fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. The Company intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV. The payment of future distributions on the Company’s shares of common stock is subject to the discretion of the Board and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distributions.

The Company may fund its cash distributions to stockholders from any sources of funds available to the Company, including fee waivers or reductions by the Company’s investment adviser that may be subject to repayment, as well as cash otherwise available. The Company has not established limits on the amount of funds it may use from any available sources to make distributions. There can be no assurance that the Company will achieve the performance necessary to sustain its distributions or that it will be able to pay distributions at a specific rate or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Owl Rock Capital Corporation II

Date: September 25, 2020	By:	/s/ Bryan Cole
Bryan Cole
Chief Financial Officer